Exhibit 99.3

Consolidated Financial Statements
Rapide Communication Ltd

For the Three Month Period Ended 30 September 2018

Registered number: 05786255

Contents

Page
Consolidated Statement of comprehensive income	3
Consolidated Statement of financial position	4
Consolidated Statement of changes in equity	5
Consolidated Statement of cash flows	6
Notes to the Consolidated financial statements	7 - 21

Consolidated Statement of Comprehensive Income
For the Three Months Ended 30 September 2018 and 2017

		30 September 2018	30 September 2017
		(unaudited)	(unaudited)
	Note	£	£

Turnover	4	4,275,371	4,112,348
Cost of sales		(1,611,292)	(1,530,748)
Gross profit		2,664,079	2,581,600
Administrative expenses		(2,782,639)	(2,401,690)
Operating profit (loss)	5	(118,560)	179,910
Interest receivable and similar income	9	9	2,523
Interest payable and similar charges	10	-	-
Profit (loss) before tax		(118,551)	182,433
Tax on profit (loss)	11	-	-
Profit (loss) for the financial period		(118,551)	182,433

There was no other comprehensive income for 2018 or 2017.
The notes on pages 7 to 21 form part of these financial statements.

Rapide Communication Ltd
Registered number:05786255

Consolidated Statement of Financial Position
As at 30 September 2018 and 30 June 2018

		30 September 2018		30 June 2018
		(unaudited)
	Note	£	£	£	£

Tangible assets	12		101,457		98,824

Current assets
Debtors: amounts falling due within one year	13	3,472,135		3,533,344
Cash at bank and in hand	14	2,682,586		2,790,878
		6,154,721		6,324,222
Creditors: amounts falling due within one year	15	(6,077,999)		(6,126,316)
Net current assets			76,722		197,906
Total assets less current liabilities			178,179		296,730
Deferred taxation	17	(11,794)		(11,794)
			(11,794)		(11,794)
Net assets			166,385		284,936

Capital and reserves
Called up share capital	18		146		146
Share premium account	19		193,080		193,080
Other reserves	19		30		30
Profit and loss account	19		(26,871)		91,680
			166,385		284,936

The notes on pages 7 to 21 form part of these financial statements.

Rapide Communication Ltd

Consolidated Statement of Changes in Equity
For the Three Months Ended 30 September 2018
(unaudited)

	Called up share capital	Share premium account	Other reserves	Profit and loss account	Total equity
	£	£	£	£	£
At 30 June 2018	146	193,080	30	91,680	284,936
Comprehensive income for the three months
Profit for the three months	-	-	-	(118,551)	(118,551)
At 30 September 2018	146	193,080	30	(26,871)	166,385

The notes on pages 7 to 21 form part of these financial statements.

Rapide Communication Ltd

Consolidated Statement of Cash Flows
For the Three Months Ended 30 September 2018

	30 September 2018		30 September 2017
	(unaudited)		(unaudited)
	£	£	£	£
Cash flows from operating activities
Profit for the financial period		(118,551)		182,433
Adjustments for:
Depreciation of tangible assets		20,316		18,623
Interest received		(9)		(2,523)
Taxation		-		-
(Increase)/decrease in debtors		61,207		(156,465)
Decrease/(increase) in creditors		(49,018)		134,744
Corporation tax		704		(11,053)
Net cash generated from/(used in) operating activities		(85,351)		165,759
Cash flows from investing activities
Purchase of tangible fixed assets	(22,949)		(28,317)
Interest received	9		2,523
Net cash used in investing activities		(22,940)		(25,794)
Cash flows from financing activities
Dividends paid	-		(200,000)
Net cash used in financing activities		-		(200,000)
Net decrease in cash and cash equivalents		(108,291)		(60,035)
Cash and cash equivalents at beginning of period		2,790,878		8,456,993
Cash and cash equivalents at the end of period		2,682,587		8,396,958

The notes on pages 7 to 21 form part of these financial statements.

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

1.	General information
Rapide Communication Limited is a company limited by shares and incorporated in England and Wales. The registered office address is Raving Towers, Heron House, Millburn Hill Road, Coventry, West Midlands, CV4 7HS.

2.	Accounting policies

2.1	Basis of preparation of financial statements
The consolidated financial statements have been prepared under the historical cost convention unless otherwise specified within these accounting policies and in accordance with Financial Reporting Standard 102, the Financial Reporting Standard applicable in the UK and the Republic of Ireland and the Companies Act 2006.

The preparation of financial statements in compliance with FRS 102 requires the use of certain critical accounting estimates. It also requires management to exercise judgement in applying the Company's accounting policies (see note 3)

The following principal accounting policies have been applied:

2.2	Going concern
The directors have considered the forecast trading and expected cash flows of the company for the period through to 31 December 2019. The company holds cash funds and is expected to generate further cash in the period considered. Accordingly the directors have prepared the financial statements on a going concern basis.

2.3	Revenue
Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenues is measured as the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes.

Revenue from subscription is recognised on a straight‑line basis over the subscription term.

Revenues from usage and implementation services are recognised in the period the service is rendered to the customers.

2.4	Tangible fixed assets
Tangible fixed assets under the cost model are stated at historical cost less accumulated depreciation and any accumulated impairment losses. Historical cost includes expenditure that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

Depreciation is charged so as to allocate the cost of assets less their residual value over their estimated useful lives, using the straight‑line method.

The estimated useful lives range as follows:

Fixtures and fittings	‑	3	years straight‑line
Office equipment	‑	3	years straight‑line
Computer equipment	‑	2	years straight‑line

The assets' residual values, useful lives and depreciation methods are reviewed, and adjusted prospectively if appropriate, or if there is an indication of a significant change since the last reporting date.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised in the statement of comprehensive income.

2.5	Investments
Investments held as fixed assets are shown at cost less provision for impairment.

2.6	Debtors
Short term debtors are measured at transaction price, less any impairment. Loans receivable are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method, less any impairment.

2.7	Cash and cash equivalents
Cash is represented by cash in hand and deposits with financial institutions repayable without penalty on notice of not more than 24 hours.

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

2.8	Financial instruments
The Company only enters into basic financial instruments transactions that result in the recognition of financial assets and liabilities like trade and other debtors and creditors, accrued income and accruals.

Financial assets that are measured at cost and amortised cost are assessed at the end of each reporting period for objective evidence of impairment. If objective evidence of impairment is found, an impairment loss is recognised in the statement of comprehensive income.

For financial assets measured at amortised cost, the impairment loss is measured as the difference between an asset's carrying amount and the present value of estimated cash flows discounted at the asset's original effective interest rate. If a financial asset has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract.

For financial assets measured at cost less impairment, the impairment loss is measured as the difference between an asset's carrying amount and best estimate of the recoverable amount, which is an approximation of the amount that the Company would receive for the asset if it were to be sold at the reporting date.

Financial assets and liabilities are offset and the net amount reported in the statement of financial position when there is an enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

2.9	Creditors
Short term creditors are measured at the transaction price. Other financial liabilities, including bank loans, are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method.

2.10	Foreign currency translation
Functional and presentation currency

The Company's functional and presentational currency is GBP.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the spot exchange rates at the dates of the transactions.

At each period end foreign currency monetary items are translated using the closing rate. Non‑monetary items measured at historical cost are translated using the exchange rate at the date of the transaction and non‑monetary items measured at fair value are measured using the exchange rate when fair value was determined.

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

2.11	Finance costs
Finance costs are charged to the statement of comprehensive income over the term of the debt using the effective interest method so that the amount charged is at a constant rate on the carrying amount. Issue costs are initially recognised as a reduction in the proceeds of the associated capital instrument.

2.12	Dividends
Dividends paid are included in the company financial statements in the period in which the related dividends are actually paid, as approved by shareholders.

2.13	Operating leases
Rentals paid under operating leases are charged to the statement of comprehensive income on a straight line basis over the lease term.

2.14	Pensions
The pension costs charged in the financial statements represent the contributions payable to pension plans during the year.

2.15	Holiday pay accrual
A liability is recognised to the extent of any unused holiday pay entitlement which is accrued at the statement of financial position date and carried forward to future periods. This is measured at the undiscounted salary cost of the future holiday entitlement so accrued at the statement of financial position date.

2.16	Interest income
Interest receivable is recognised in the period to which it relates.

2.17	Provisions for liabilities
Provisions are made where an event has taken place that gives the Company a legal or constructive obligation that probably requires settlement by a transfer of economic benefit, and a reliable estimate can be made of the amount of the obligation.

Provisions are charged as an expense to the statement of comprehensive income in the year that the Company becomes aware of the obligation, and are measured at the best estimate at the statement of financial position date of the expenditure required to settle the obligation, taking into account relevant risks and uncertainties.

When payments are eventually made, they are charged to the provision carried in the statement of financial position.

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

2.18	Current and deferred taxation
The tax expense for the year comprises current and deferred tax. Tax is recognised in the statement of comprehensive income, except that a charge attributable to an item of income and expense recognised as other comprehensive income or to an item recognised directly in equity is also recognised in other comprehensive income or directly in equity respectively.

The current income tax charge is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the reporting date in the countries where the Company operates and generates income.

Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the Statement of financial position date, except that:

•	The recognition of deferred tax assets is limited to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits; and

•	Any deferred tax balances are reversed if and when all conditions for retaining associated tax allowances have been met.

Deferred tax balances are not recognised in respect of permanent differences except in respect of business combinations, when deferred tax is recognised on the differences between the fair values of assets acquired and the future tax deductions available for them and the differences between the fair values of liabilities acquired and the amount that will be assessed for tax. Deferred tax is determined using tax rates and laws that have been enacted or substantively enacted by the reporting date.

2.19	Research and development
In the research phase of an internal project it is not possible to demonstrate that the project will generate future economic benefits and hence all expenditure on research shall be recognised as an expense when it is incurred. Intangible assets are recognised from the development phase of a project if and only if certain specific criteria are met in order to demonstrate the asset will generate probable future economic benefits and that its cost can be reliably measured. The capitalised development costs are subsequently amortised on a straight line basis over their useful economic lives, which range from 3 to 6 years.

If it is not possible to distinguish between the research phase and the development phase of an internal project, the expenditure is treated as if it were all incurred in the research phase only.

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

3.	Significant accounting estimates
The preparation of financial statements in compliance with FRS 102 requires the use of certain critical accounting estimates, judgments and assumptions that affect amounts reported in the financial statements and related notes. The estimates and assumptions used in the financial statements are based upon management's evaluation of relevant facts and circumstances as of the date of the Company's financial statements.

The key estimates concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Provision for Bad Debts

Provision for bad debts is maintained at a level considered adequate to provide for potentially uncollectible receivables. The level of provision is based on the status of receivable, past collection experience and other factors that may affect collectability. The provision for bad debts amounted to £20,853 and £24,814 on 30 September 2018 and 30 June 2018, respectively.

4.	Turnover
	An analysis of turnover by class of business is as follows: (For the Three Months Ended September 30)
		2018	2017
		£	£
	Usage fees	1,724,373	1,952,299
	Implementation fees	135,380	100,824
	Subscription fees	2,415,618	2,059,225
		4,275,371	4,112,348

5.	Operating profit
	The operating profit is stated after charging: (For the Three Months Ended September 30)
		2018	2017
		£	£
	Operating lease rentals	26,363	23,474
	Depreciation of tangible fixed assets	20,316	18,623
	Pension costs	18,499	7,263

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

6.	Auditor's remuneration
For the Three Months Ended September 30
		2018	2017
		£	£
	Fees payable to the Company's auditor and its associates for the audit of the Company's annual financial statements	-	-
		-	-
	VAT compliance review	-	-
	Taxation compliance services	-	-
	Other services relating to taxation	-	-
	Services relating to accounting assistance	-	-
		-	-

7.	Employees
	Staff costs, including director's remuneration, were as follows: (For the Three Months Ended September 30)
		2018	2017
		£	£
	Wages and salaries	1,673,204	1,398,466
	Social security costs	221,097	169,633
	Pension costs	18,499	7,263
		1,912,800	1,575,362

The average monthly number of employees, including the director, during the periods were as follows: (For the Three Months Ended September 30)
	2018	2017
	No.	No.

Average no. of employees	109	91

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

8.	Director's remuneration
		For the Three Months Ended September 30
		2018	2017
		£	£

	Director's emoluments	-	2,250
		-	2,250

9.	Interest receivable and similar income
		For the Three Months Ended September 30
		2018	2017
		£	£
	Other interest receivable	9	2,523
		9	2,523

10.	Interest payable and similar charges
For the Three Months Ended September 30
		2018	2017
		£	£
	Interest payable	-	-
		-	-

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

11.	Taxation

For the Three Months Ended September 30
		2018	2017
		£	£
Corporation tax
	Current tax on profits for the period	-	-
	Adjustments in respect of previous periods	-	-
Foreign tax
	Foreign tax on income for the period	-	-
		-	-

	Total current tax	-	-
Deferred tax
	Origination and reversal of timing differences	-	-
	Total deferred tax	-	-

	Taxation on profit on ordinary activities	-	-

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

11.	Taxation (continued)

Factors affecting tax charge for the period
The tax assessed for the year is higher than the standard rate of corporation tax in the UK of 19%. The differences are explained below:
For the Three Months Ended September 30
	2018	2017
	£	£
Profit (loss) on ordinary activities before tax	(118,551)	182,433
Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 19%	-	-
Effects of:
Expenses not deductible for tax purposes	-	-
Fixed asset differences	-	-
Adjustments to tax charge in respect of prior periods	-	-
Adjustment to tax charge in respect of previous periods ‑ deferred tax	-	-
Adjust opening deferred tax to average rate	-	-
Movement in deferred tax rates on closing balance	-	-
Total tax charge for the period	-	-

Factors that may affect future tax charges
There are no factors which may impact the future tax charges apart from the expected fall in future corporation tax rates.

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

12.	Tangible fixed assets

		Fixtures and fittings	Office equipment	Computer equipment	Total
		£	£	£	£
	Cost
	At 1 July 2018	90,303	9,087	229,864	329,254
	Additions	5,227	-	17,722	22,949
	Disposals	-	-	-	-
	At 30 September 2018	95,530	9,087	247,586	352,203
	Depreciation
	At 1 July 2018	36,156	4,123	190,151	230,430
	Charge for the year	6,963	661	12,691	20,316
	Disposals	-	-	-	-
	At 30 September 2018	43,119	4,784	202,842	250,745
	Net book value
	At 30 September 2018	52,411	4,302	44,744	101,457

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

13.	Debtors
		As of 30 September 2018	As of 30 June 2018
		£	£

	Trade debtors	2,659,621	2,780,354
	Other debtors	39,213	36,887
	Prepayments and accrued income	773,301	716,103
		3,472,135	3,533,344

14.	Cash and cash equivalents
		As of 30 September 2018	As of 30 June 2018
		£	£
	Cash at bank and in hand	2,682,586	2,790,878
		2,682,586	2,790,878

15.	Creditors: Amounts falling due within one year
		As of 30 September 2018	As of 30 June 2018
		£	£
	Trade creditors	1,214,391	1,190,271
	Amounts owed to group undertakings	229,024	229,024
	Corporation tax	493,429	492,725
	Taxation and social security	865,922	891,618
	Other creditors	254,312	252,037
	Accruals and deferred income	3,020,921	3,070,641
		6,077,999	6,126,316

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

16.	Financial instruments
		As of 30 September 2018	As of 30 June 2018
		£	£
	Financial assets
	Financial assets measured at amortised cost	2,698,834	2,817,241
		2,698,834	2,817,241

Financial liabilities
Financial liabilities measured at amortised cost	(4,718,649)	(4,741,990)
	(4,718,649)	(4,741,990)

Financial assets measured at amortised cost comprise of trade debtors and other debtors.
Financial liabilities measured at amortised cost comprise of trade creditors, other creditors, accruals and amounts owed to group undertakings.
17.	Deferred taxation
		As of 30 September 2018	As of 30 June 2018
		£	£
	At beginning of period	(11,794)	(14,624)
	Charged to profit or loss	-	2,830
	At end of period	(11,794)	(11,794)

The provision for deferred taxation is made up as follows:
	As of 30 September 2018	As of 30 June 2018
	£	£
Accelerated capital allowances	(11,794)	(11,794)
	(11,794)	(11,794)

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

18.	Share capital
		As of 30 September 2018	As of 30 June 2018
		£	£
	Allotted, called up and fully paid

	565 (2017 ‑ 7,000) Ordinary Shares of £0.01 each	6	6
	7,000‑ Ordinary A Shares shares of £0.01 each	70	70
	7,000‑ Ordinary B Shares shares of £0.01 each	70	70

		146	146
On 18 April 2018 the company passed an ordinary resolution creating 565 Ordinary Shares of £0.01 which were issued at a price of £165 each.

19.	Reserves
Share premium account

Share premium account represents the excess consideration received by the Company for the ordinary share capital in excess of its par value.

Other reserves
Other reserves represents the nominal value of shares redeemed in prior years.

Profit and loss account
Profit and loss account represents all current and prior period retained profit and losses, net of dividends paid.

20.	Pension commitments
The Company operates a defined contributions pension scheme. The assets of the scheme are held separately from those of the Company in an independently administered fund. The pension cost charge represents contributions payable by the Company to the fund and amounted to £18,499 and £7,263 for the three months ended 30 September 2018 and 30 September 2017, respectively. Contributions totalling £18,411 and £16,119 were payable on 30 September 2018 and 30 June 2018, respectively.

Rapide Communication Ltd

Notes to the Consolidated Financial Statements
For the Three Months Ended 30 September 2018

21.	Commitments under operating leases
	At 30 September 2018 the Company had future minimum lease payments under non‑cancellable operating leases as follows:
		As of 30 September 2018
		£
	Not later than 1 year	103,021
	Later than 1 year and not later than 5 years	166,202
		269,223

22.	Controlling party
The ultimate controlling party is N Shanahan by virtue of his majority shareholding in the company.

23.	Post balance sheet events
On October 3, 2018, Upland Software, Inc. (the “Company”) through its wholly owned subsidiary, PowerSteering Software Limited, a limited company incorporated under the laws of England and Wales (“PowerSteering UK”), entered into an agreement to purchase the shares comprising the entire issued share capital of Rapide Communication LTD, a private company limited by shares organized and existing under the laws of England and Wales doing business as Rant & Rave (“Rant & Rave”), pursuant to a Share Purchase Agreement by and among PowerSteering UK, Rant & Rave and the sellers of shares of Rant & Rave named therein. The aggregate consideration paid for the Rant & Rave shares was £45 million (approximately $58.5 million based on current exchange rates) in cash at closing, net of cash acquired and a £5 million (approximately $6.5 million based on current exchange rates) cash holdback payable in 12 months, subject to reduction for indemnification claims.